UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 14, 2009

Conexant Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24923	25-1799439
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 MacArthur Boulevard, Newport Beach, California		92660
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-483-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On October 14, 2009, Conexant Systems, Inc. ("Conexant") issued a press release, attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that it closed the sale of an additional 1,050,000 shares of common stock at the public offering price of $2.85 per share, pursuant to the over-allotment option exercised in full by Oppenheimer & Co. Inc. ("Oppenheimer") in connection with Conexant's public offering that closed on September 29, 2009. The exercise of the over-allotment option brings the total number of shares sold by Conexant in this public offering to 8,050,000. Net proceeds to Conexant, after deducting the underwriting discount and estimated offering expenses, were approximately $21.2 million. Oppenheimer acted as sole underwriter in the offering.

Item 9.01 Financial Statements and Exhibits.

(d)

99.1 Press Release of Conexant Systems, Inc. dated October 14, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conexant Systems, Inc.

October 14, 2009	By:	Mark Peterson

Name: Mark Peterson
Title: Senior Vice President, Chief Legal Officer and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Conexant Systems, Inc., dated October 14, 2009